UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 21, 2007

Nature’s Sunshine Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

75 East 1700 South
Provo, Utah	84606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (801) 342-4300

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

                The information set forth under Item 5.02 below with respect to the employment agreements entered into on December 21, 2007 between Nature’s Sunshine Products, Inc. (the “Company”) and Stephen M. Bunker and Bryant J. Yates, respectively, is also responsive to this item and is incorporated herein by this reference.

Item 2.02  Results of Operations and Financial Condition.

                On December 21, 2007, the Company issued a press release, entitled “Nature’s Sunshine Products Reports Selected, Preliminary, Unaudited, Unreviewed 2007 Third Quarter Financial Information,” in which it announced selected, preliminary, unaudited, unreviewed financial information for the three and nine-month periods ended September 30, 2007, as compared to the comparable periods of 2006.  A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                On December 21, 2007, the Company entered into employment agreements (collectively, the “Employment Agreements”) with Stephen M. Bunker and Bryant J. Yates, the Company’s Chief Financial Officer and Executive Vice President of Finance and the Company’s President — International (collectively, the “Executives”), respectively.  Copies of the Employment Agreements for Messrs. Bunker and Yates are attached to this report as Exhibits 10.1 and 10.2, respectively.  The Employment Agreements are terminable by either the Company or the applicable Executive, subject to the following conditions:

(a)             An Executive may terminate his Employment Agreement for any reason upon not less than four weeks’ advance notice, upon which termination the Company shall be obligated to pay to the Executive his accrued and unpaid base salary through the date of termination.  The annual base salaries set forth in the Employment Agreements are $200,360 for Mr. Bunker and $160,360 for Mr. Yates.  The amount of the base salary payable to each Executive is subject to review by the Company’s CEO on an annual basis.

(b)            The Company may terminate each Employment Agreement at any time without cause, upon which termination, the Company is obligated to pay to the Executive an amount equal to the sum of (i) all accrued and unpaid base salary through the date of termination; (ii) monthly severance payments equal to one-twelfth of the Executive’s base salary as of the date of termination, for a period of twelve months from the date of termination (the “Severance Period”); and (iii) the cost of continuation of the Executive’s health insurance during the Severance Period.  If the Company terminates an Employment Agreement without cause, the applicable Executive is entitled to receive payments during the Severance Period only if the Executive executes and delivers to the Company a release of claims in the form attached to his Employment Agreement.

(c)             The Company may terminate each Employment Agreement with “Cause” at any time.  For purposes of the Employment Agreements, the term “Cause” is defined to mean, with respect to an Executive, (i) the Executive’s performance is deemed unsatisfactory or unacceptable to the Company, acting reasonably and in good faith; (ii) the Executive’s conviction of, or the entry of a guilty or “no contest” plea to, a felony or any crime that may materially adversely affect the business, standing or reputation of the Company; (iii) the Executive’s dishonesty, fraud, embezzlement or misappropriation of funds; (iv) the Executive’s material breach of his Employment Agreement; or (v) the Executive’s willful refusal to perform the lawful and reasonable directives of the Company’s Chief Executive Officer or Board of Directors (the “Board”).

Each Employment Agreements shall also terminate upon the death or incapacity of the applicable Executive.

                In addition to the base salary payable by the Company to the Executives, the Employment Agreements also permit the Executives to participate in the Company’s executive bonus program; however, the payment of any bonus to the Executives will be in the sole discretion of the Company.  The Executives are also eligible to participate in retirement/savings, health insurance, term life insurance, long-term disability insurance and other employee benefit plans, policies or arrangements maintained by the Company for its employees generally and, at the discretion of the Board, in incentive stock option and other benefit plans maintained by the Company for Company executives.  The Employment Agreements also provide for reimbursement of business expenses incurred by the Executive in accordance with the Company’s established policies.

                The Employment Agreements obligate the Company to indemnify the Executives for and hold the Executives harmless from claims or legal proceedings brought against the Executive relating to services performed by the Executive for the Company, to the fullest extent permitted by law.  The Employment Agreements also obligate the Company to maintain directors’ and officers’ liability insurance on terms that are reasonable and customary for similarly situated companies.

                Each Employment Agreement also contains restrictive covenants which prohibit the Executive, during the term of his employment with the Company and for a period of twelve months thereafter (the “Restricted Period”), from engaging in or owning an interest in a competing business, influencing or attempting to influence Company employees to terminate their employment or other relationships with the Company or soliciting for employment any Company employees.  The Company, in its discretion, may elect to extend the length of the Restricted Period by up to twelve months by making monthly payments to the Executive for the number of months of the extension.  The amount of each monthly payment is designated to be equal to one-twelfth of the amount of the Executive’s base salary in effect at the time of the termination of the Executive’s employment.  The Executives also entered into covenants regarding the preservation of confidential information, protection of proprietary information and  assignment of inventions.

The foregoing paragraphs provide a brief summary of selected provisions of the Employment Agreements.  This summary is not complete and is qualified in its entirety by reference to the Employment Agreements, copies of which are attached as exhibits to this report.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Agreement, made on December 21, 2007, by and between Nature’s Sunshine Products, Inc. and Stephen M. Bunker.

	10.2	Employment Agreement, made on December 21, 2007, by and between Nature’s Sunshine Products, Inc. and Bryant J. Yates.

99.1

Press Release, entitled “Nature’s Sunshine Products Reports Selected, Preliminary, Unaudited, Unreviewed 2007 Third Quarter Financial Information” issued by Nature’s Sunshine Products, Inc., dated December 21, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nature’s Sunshine Products, Inc.

Dated: December 28, 2007	By	/s/ Stephen M. Bunker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement, made on December 21, 2007, by and between Nature’s Sunshine Products, Inc. and Stephen M. Bunker

10.2	Employment Agreement, made on December 21, 2007, by and between Nature’s Sunshine Products, Inc. and Bryant J. Yates

99.1

Press release, entitled “Nature’s Sunshine Products Reports Selected, Preliminary, Unaudited, Unreviewed 2007 Third Quarter Financial Information” issued by Nature’s Sunshine Products, Inc., dated December 21, 2007